Exhibit 21


           SUBSIDIARIES OF INTERNATIONAL MULTIFOODS CORPORATION


     The following is a list of the Company's subsidiaries as of March 1, 1998, except for unnamed subsidiaries which, considered in the aggregate as a single subsidiary, would not constitute a significant subsidiary.

                                                          Jurisdiction
                                                               of
Name of Subsidiary                                        Incorporation
------------------                                        -------------

Damca International Corporation                             Delaware
  Inversiones MONACA, C.A.                                  Venezuela
    AGROMONACA, C.A.                                        Venezuela
    Molinos Nacionales, C.A. (MONACA)                       Venezuela
  Robin Hood Multifoods Inc.                                Ontario
    Multifoods Inc.                                         Ontario
    Gourmet Baker Inc.                                      Ontario
    980964 Ontario Limited                                  Ontario
Fantasia Confections, Inc.                                  California
MINETCO - Minnesota International
    Export Trading Company, Inc.                            Minnesota
Multifoods Bakery Distributors, Inc.                        Delaware
Multifoods Bakery International, Inc.                       Delaware
Multifoods Distribution Group, Inc.                         Delaware
    Multifoods Specialty Distribution, Inc.                 Delaware
    VSA, Inc.                                               Colorado